Exhibit 28 g (1)

AMENDMENT #11 to DOMESTIC CUSTODY AGREEMENT

AMENDMENT #11 (the “Amendment”) dated as of June 23, 2009 between PROSHARES TRUST (“ProShares”) and JPMORGAN CHASE BANK, N.A. (“Bank”).

WITNESSETH

WHEREAS, ProShares and the Bank have entered into a Domestic Custody Agreement dated as of May 25, 2006, as amended on January 19, 2007, February 16, 2007, September 18, 2007, December 10, 2007, January 25, 2008, March 12, 2008, June 10, 2008, August 22, 2008, December 8, 2008 and June 1, 2009 (the “Agreement”), and

WHEREAS, ProShares and the Bank wish to amend the Agreement and to have the Agreement, as amended herein, govern the rights and obligations of ProShares and the Bank with respect to each and every transaction which is (a) outstanding on the date hereof and (b) entered into on or after the date hereof,

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ProShares and the Bank hereby acknowledge and agree as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. Amendments.

(a) Exhibit 1 of the Agreement is hereby amended by replacing it in its entirety with Exhibit 1 annexed hereto.

(b) Schedule A of the Agreement is hereby amended by replacing it in its entirety with Schedule A annexed hereto.

3. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Each of the parties hereby represents and warrants that:

(a) the representations and warranties contained in the Agreement are true on and as of the date hereof as if made by the party on and as of said date, and

(b) the execution, delivery and performance of this Amendment are within the party’s corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PROSHARES TRUST

/s/ Amy Doberman
Name: Amy Doberman
Title: Secretary

JPMORGAN CHASE BANK, N.A.

/s/ Ellen E. Crane
Name: Ellen E. Crane
Title: Executive Director

EXHIBIT 1

PROSHARES TRUST PORTFOLIOS

THAT ARE PARTIES TO THIS DOMESTIC CUSTODY AGREEMENT

ProShares Short S&P 500

ProShares Short QQQ

ProShares Short Dow 30

ProShares Short MidCap

ProShares UltraShort S&P 500

ProShares UltraShort QQQ

ProShares UltraShort Dow 30

ProShares UltraShort MidCap

ProShares Ultra S&P 500

ProShares Ultra QQQ

ProShares Ultra Dow 30

ProShares Ultra MidCap

ProShares Ultra SmallCap600

ProShares Ultra Russell2000

ProShares Short SmallCap600

ProShares Short Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Russell2000

ProShares Ultra Basic Materials

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Oil & Gas

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Utilities

ProShares UltraShort Basic Materials

ProShares UltraShort Consumer Goods

ProShares UltraShort Consumer Services

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Oil & Gas

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Utilities

ProShares Ultra Russell1000 Value

ProShares Ultra Russell1000 Growth

ProShares Ultra MidCap Value

ProShares Ultra MidCap Growth

ProShares Ultra Russell2000 Value

ProShares Ultra Russell2000 Growth

ProShares UltraShort Russell1000 Value

ProShares UltraShort Russell1000 Growth

ProShares UltraShort MidCap Growth

ProShares UltraShort MidCap Value

ProShares UltraShort Russell2000 Value

ProShares UltraShort Russell2000 Growth

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI EAFE

ProShares UltraShort FTSE/Xinhua China 25

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares Ultra FTSE/Xinhua China 25

ProShares Ultra MSCI Japan

ProShares Ultra Telecommunications

ProShares UltraShort Telecommunications

ProShares Short Financials

ProShares Short Oil & Gas

ProShares UltraShort iBoxx $ Investment Grade

ProShares UltraShort iBoxx $ High Yield

ProShares Ultra Biotechnology

ProShares UltraShort Biotechnology

ProShares Ultra MSCI EAFE

ProShares Ultra MSCI Emerging Markets

ProShares Ultra Russell3000

ProShares UltraShort MSCI Europe

ProShares UltraShort MSCI Pacific ex-Japan

ProShares UltraShort MSCI Brazil

ProShares UltraShort MSCI Mexico Investable Market

ProShares UltraShort Russell3000

ProShares Credit Suisse 130/30

ProShares UltraPro S&P500

Proshares UltraProShort S&P500

SCHEDULE A

PROSHARES TRUST

FEE SCHEDULE

FOR

CUSTODY AND AGENCY SERVICES

from

JPMORGAN CHASE BANK, N.A.

A.	Domestic Custody Core Service Fees

Market Value Fees All domestic assets	Annual Fee
First $2 billion	2.50 bp
Over $2 billion	1.00 bp

U.S. Market Transaction Charges	Per Transaction
DTC non-Russell index funds	$5.00
DTC Russell index funds	$3.50
Fed Book Entry	$5.00
Physical Transactions	$12.00
Futures/Options	$12.00
Wire Transfers	$8.00

B.	Out-of-Pocket Fees (Custody Only)

The Trust shall reimburse JPMorgan for all reasonable out-of-pocket expenses incurred on its behalf.

FEE SCHEDULE (continued)

FOR

CUSTODY AND AGENCY SERVICES

C.	Global Fee Schedule

Global Custody Core Service Fees

Asset charges (per annum) and Transaction charges (per security movement). These global custody fees are all the fees contemplated in Section 4.1 of the Global Custody Rider to this agreement.

Country of Investment	Holdings (basis points)	Transactions (U.S. Dollars)
Argentina	20.00	45.00
Australia	2.00	20.00
Austria	2.50	35.00
Belgium	2.50	25.00
Brazil	12.00	45.00
Chile	20.00	45.00
China	20.00	45.00
Colombia	25.00	75.00
Czech Republic	17.00	45.00
Denmark	2.00	25.00
Egypt	25.00	50.00
Finland	2.00	25.00
France	1.75	20.00
Germany	1.75	20.00
Greece	8.00	25.00
Hong Kong	3.00	35.00
Hungary	17.00	45.00
India	10.00	45.00
Indonesia	8.00	35.00
Ireland	2.00	35.00
Israel	15.00	45.00
Italy	2.00	20.00
Japan	1.25	20.00

Country of Investment	Holdings (basis points)	Transactions (U.S. Dollars)
Jordan	35.00	75.00
Korea	10.00	35.00
Malaysia	8.00	35.00
Mexico	8.00	25.00
Morocco	35.00	75.00
Netherlands	2.00	20.00
New Zealand	3.00	35.00
Norway	2.00	35.00
Pakistan	35.00	75.00
Peru	25.00	75.00
Philippines	8.00	35.00
Poland	17.00	45.00
Portugal	4.00	35.00
Russia	17.00	45.00
Singapore	4.00	35.00
South Africa	8.00	35.00
Spain	2.50	35.00
Sweden	2.00	25.00
Switzerland	2.00	20.00
Taiwan	15.00	45.00
Thailand	8.00	35.00
Turkey	10.00	35.00
United Kingdom	1.00	15.00

FEE SCHEDULE (continued)

FOR

CUSTODY AND AGENCY SERVICES

D.	Agency Services

JPMorgan shall be entitled to receive transaction fees from Authorized Participants (APs) according to the following schedule.

Fixed fee schedule charged to create or redeem Creation Units regardless of number of units redeemed or created for an order:

ProShares Ultra S&P500@	$2,500
ProShares Short S&P500@	$500
ProShares UltraShort S&P500@	$500
ProShares Ultra QQQ@	$500
ProShares Short QQQ@	$500
ProShares UltraShort QQQ@	$500
ProShares Ultra Dow30SM	$500
ProShares Short Dow30SM	$500
ProShares UltraShort Dow30SM	$500
ProShares Ultra MidCap400	$2,000
ProShares Short MidCap400	$500
ProShares UltraShort MidCap400	$500
ProShares Ultra Russell 2000®	$3,500
ProShares Short Russell 2000®	$500
ProShares UltraShort Russell 2000®	$500
ProShares Ultra SmallCap600	$3,000
ProShares Short SmallCap600	$500
ProShares UltraShort SmallCap600	$500

ProShares Ultra Russell 1000@ Value	$3,055
ProShares Short Russell 1000@ Value	$500
ProShares UltraShort Russell 1000@ Value	$500
ProShares Ultra Russell 1000@ Growth	$3,415
ProShares Short Russell 1000@ Growth	$500
ProShares UltraShort Russell 1000@ Growth	$500
ProShares Ultra Russell MidcapTM Value	$2,405
ProShares Short Russell MidcapTM Value	$500
ProShares UltraShort Russell MidcapTM Value	$500
ProShares Ultra Russell MidcapTM Growth	$2,695
ProShares Short Russell MidcapTM Growth	$500
ProShares UltraShort Russell MidcapTM Growth	$500
ProShares Ultra Russell 2000@ Value	$3,500
ProShares Short Russell 2000@ Value	$500
ProShares UltraShort Russell 2000@ Value	$500
ProShares Ultra Russell 2000@ Growth	$3,500
ProShares Short Russell 2000@ Growth	$500
ProShares UltraShort Russell 2000@ Growth	$500
ProShares Ultra Basic Materials	$500
ProShares Short Basic Materials	$500
ProShares UltraShort Basic Materials	$500
ProShares Ultra Consumer Goods	$755
ProShares Short Consumer Goods	$500
ProShares UltraShort Consumer Goods	$500
ProShares Ultra Consumer Services	$1,265

ProShares Short Consumer Services	$500
ProShares UltraShort Consumer Services	$500
ProShares Ultra Financials	$1,555
ProShares Short Financials	$500
ProShares UltraShort Financials	$500
ProShares Ultra Health Care	$800
ProShares Short Health Care	$500
ProShares UltraShort Health Care	$500
ProShares Ultra Industrials	$1,355
ProShares Short Industrials	$500
ProShares UltraShort Industrials	$500
ProShares Ultra Oil & Gas	$500
ProShares Short Oil & Gas	$500
ProShares UltraShort Oil & Gas	$500
ProShares Ultra Real Estate	$500
ProShares Short Real Estate	$500
ProShares UltraShort Real Estate	$500
ProShares Ultra Semiconductors	$500
ProShares Short Semiconductors	$500
ProShares UltraShort Semiconductors	$500
ProShares Ultra Technology	$1,105
ProShares Short Technology	$500
ProShares UltraShort Technology	$500
ProShares Ultra Utilities	$500

ProShares Short Utilities	$500
ProShares UltraShort Utilities	$500
ProShares Short MSCI Emerging Markets	$500
ProShares Short MSCI EAFE	$500
ProShares UltraShort MSCI Emerging Markets	$500
ProShares UltraShort MSCI Japan	$500
ProShares UltraShort MSCI EAFE	$500
ProShares UltraShort FTSE/Xinhua China 25	$500
ProShares UltraShort 7-10 Year Treasury	$500
ProShares UltraShort 20+ Year Treasury	$500
ProShares UltraShort iBoxx $ Investment Grade	$500
ProShares UltraShort iBoxx $ High Yield	$500
ProShares Ultra FTSE/Xinhua China 25	$500	*
ProShares Ultra FTSE/Xinhua China 25†	$875	**
ProShares Ultra MSCI Japan	$500	*
ProShares Ultra MSCI Japan	$5,000	**
ProShares Ultra Telecommunications	$500
ProShares UltraShort Telecommunications‡	$500
ProShares Ultra Biotechnology	$685
ProShares UltraShort Biotechnology	$500
ProShares Ultra MSCI EAFE	$500	*

*	For any creation unit purchases or redemptions made when the Fund is invested in financial instruments and cash only.

*	For any creation unit purchases or redemptions made when the Fund is invested in local international equities or American Depository Receipts in addition to any financial instruments and cash.

With respect to any change from * to ** or vice versa, the express written approval of the Custodian is required.

ProShares Ultra MSCI EAFE	$1,250	**
ProShares Ultra MSCI Emerging Markets	$500	*
ProShares Ultra MSCI Emerging Markets	$1,250	**
ProShares UltraShort MSCI Europe	$500
ProShares UltraShort MSCI Pacific ex-Japan	$500
ProShares UltraShort MSCI Brazil	$500
ProShares UltraShort MSCI Mexico Investable Market	$500
ProShares Ultra Russell3000	$15,000
ProShares UltraShort Russell3000	$500
ProShares Credit Suisse 130/30	$1,875
ProShares UltraPro S&P500	$2,500
ProShares UltraProShort S&P500	$500

Additional Transaction Fees.

An additional charge of up to three (3) times the normal creation redemption fee (for a total charge of up to four (4) times the normal creation redemption fee) will be collected with respect to transactions effected by Authorized Participants outside the Clearing Process.

*	For any creation unit purchases or redemptions made when the Fund is invested in financial instruments and cash only.

*	For any creation unit purchases or redemptions made when the Fund is invested in local international equities or American Depository Receipts in addition to any financial instruments and cash.

With respect to any change from * to ** or vice versa, the express written approval of the Custodian is required.